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                                                                      Exhibit 11
                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Post-Effective Amendment No. 21 to Registration Statement under the Securities Act of 1933 and Amendment No. 24 to Registration Statement under the Investment Company Act of 1940, both filed under Registration Statement No. 33-46973, of our reports dated December 8, 1995 relating to Payden & Rygel Tax Exempt Bond Fund, Payden & Rygel Short Duration Tax Exempt Fund, Payden & Rygel Limited Maturity Fund, Payden & Rygel Short Bond Fund, Payden & Rygel U.S. Treasury Fund, Payden & Rygel Intermediate Bond Fund, Payden & Rygel Opportunity Fund, Payden & Rygel Global Fixed Income Fund, and Payden & Rygel International Bond Fund, incorporated by reference in the Statement of Additional Information, which is part of such Registration Statement and to the reference to us as experts under the caption "Financial Statements" in the Statement of Additional Information.






DELOITTE & TOUCHE LLP

Dayton, Ohio
February 1, 1996